PROSPECTUS SUPPLEMENT                           REGISTRATION NO.  333-63924
(To Prospectus dated March 23, 2005)            Filed Pursuant to Rule 424(b)(3)





                         [CANADIAN PACIFIC HOLDRS logo]



                         300,000,000 Depositary Receipts
                          CP HOLDRSSM Deposit Facility



         This prospectus supplement supplements information contained in the prospectus dated March 23, 2005, relating to the sale of up to 300,000,000 depositary receipts by the CP HOLDRSSM Deposit Facility.

         The name, ticker symbol, share amounts and primary trading market of each company represented by a round-lot of 100 CP HOLDRS is as follows:

                                                        Share        Primary
                     Name of Company         Ticker    Amounts   Trading Market
         --------------------------------- ---------- --------- ----------------
         EnCana Corporation                    ECA      136.8         NYSE
         Fording Canadian Coal Trust           FDG      49.8          NYSE
         Canadian Pacific Railway Company       CP       50           NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.